Exhibit 99.1

[NETMANAGE LOGO]	NEWS RELEASE

Investor Contact:
Michael Peckham
Chief Financial Officer
NetManage, Inc.
(408) 973-7171
invest.rel@netmanage.com

NetManage Announces Third Quarter Results

Company Files 10-Q for Second and Third Quarters and 10-Q/A for First Quarter

Cupertino, CA — November 20, 2002 — NetManage, Inc. (Nasdaq: NETME), experts in host access and integration solutions, today reported financial results for its third quarter ended September 30, 2002.

Net revenue for the third quarter of 2002 was $14.1 million, compared with $17.7 million, as restated, for the third quarter of 2001. Net loss for the third quarter of 2002 amounted to $11.3 million, or $1.27 per share, including a restructuring charge of $4.6 million ($0.52 per share) and the write down of certain investments of $2.5 million ($0.29 per share). This compares to a net loss of $2.2 million, or $0.24 per share, as restated, for the third quarter of 2001.

During the third quarter, the Company received new business from such customers as Royal Bank of Scotland, Ohio State government, the U.S. Department of Justice, Merck, Bell South Telecommunications, Campbell Soup Company and Cox Communications, among others.

Cash and cash equivalents amounted to $28.5 million, or approximately $3.23 per share, at September 30, 2002. In the last two quarters, the Company has repurchased over 265,000 shares of its common stock as part of its previously announced stock repurchase program.

The Company has completed the review of its previously reported financial results for fiscal 2001 and 2000 and the first quarter of 2002 which resulted in a number of adjustments. The adjustments are reflected in its Forms 10-Q for the quarters ended September 30, 2002 and June 30, 2002 and its Form 10-Q/A for the quarter ended March 31, 2002, which were filed with the Securities and Exchange Commission on November 20, 2002. The net effect of the adjustments on prior years’ losses is an increase of approximately $3.1 million and a decrease to the first quarter 2002 loss of approximately $46,000. Second quarter 2002 results are in line with preliminary results announced on July 24, 2002. The $3.1 million restatement to prior years’ losses is substantially less than the estimated understatement of $4 million to $5 million that the Company announced in a press release on August 28, 2002. None of the adjustments affected the Company’s cash balances.

“Third quarter revenues were impacted by the continued slowdown in the economy and extremely tight IT spending,” said Zvi Alon, president, chairman and CEO of NetManage. “During the third quarter, we restructured our operations to help refine our focus and bring our costs more in line with our current revenues. We also felt it was necessary to write down a number of investments we made in other technology companies which have also been impacted by the economy. We believe these cost reduction initiatives will accelerate our return to profitability. Our fourth quarter is historically our strongest and we enter it focused on helping our large customer base leverage their investments in legacy systems by transforming them to better service their businesses.”

The Company has scheduled a conference call at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, November 21, 2002. The call will be broadcast live via the Investors section on the NetManage Web site, www.netmanage.com or by dialing 719-457-2641 and entering the reservation number 275041. A playback of the conference call can be accessed beginning November 21, 2002 at 4:00 p.m. PT and is available through 12:00 p.m. PT on November 28, 2002. The playback will be broadcast via the Investors section on the NetManage Web site, www.netmanage.com or by dialing 719-457-0820 and entering the reservation number 275041.

About NetManage

Founded in 1990, NetManage, Inc. (Nasdaq: NETME), experts in host access and integration solutions, provides software and consulting services to extend and maximize a company’s investment in existing legacy systems and applications. NetManage offers a full range of application integration, Web publishing and host access software for mid-size and Global 2000 enterprises. NetManage has more than 30,000 customers including 480 of the Fortune 500. NetManage sells its products and services worldwide through its direct sales force, international subsidiaries, and authorized channel partners. NetManage is headquartered in Cupertino and has offices worldwide. For more information, visit www.netmanage.com.

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© 2002 NetManage, Inc., its subsidiaries, and its affiliates. All rights reserved.

NetManage, the NetManage logo, the lizard-in-the-box logo, RUMBA, ONESTEP, ViewNow, SupportNow, and OnWeb are either trademarks or registered trademarks of NetManage, Inc., its subsidiaries, and affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, including statements regarding improvement in the Company’s competitive position, improvement in financial results and business pipeline, the Company’s positioning in the eBusiness market, and the progress and benefits of the Company’s execution on its business plan. The Company’s actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that the markets for the Company’s products could grow more slowly than the Company or market analysts believe; that current worldwide economic downturn could continue or worsen; that the Company may be unable to position itself to take advantage of growth in the eBusiness market, that the Company may be unable to integrate or take advantage of its acquisitions successfully; that the Company may not be able to take advantage of growth in the Company’s target markets; that there is no assurance that the Company will not suffer increased competitive pressures, that corporate buying decisions will not be influenced by the actions of the Company’s competitors or other market factors, or that the Company will continue to progress in the execution of its business plan; that the Company recently regained compliance with Securities and Exchange Commission and Nasdaq periodic reporting requirements by filing its Forms 10-Q for the periods ended June 30, 2002 and September 30, 2002 and its amended Form 10-Q for the period ended March 31, 2002 on November 20, 2002; that the Company had been notified by Nasdaq of its failure to timely file its Form 10-Q for the period ended June 30, 2002, which subjected its common stock to delisting by Nasdaq, and that the Company was unable to comply with Nasdaq’s continued listing condition that, on or before November 14, 2002, it file its Forms 10-Q for the periods ended September 30, 2002 and June 30, 2002 and all other public reports that required restatement; that the Company has not been profitable on an annual basis since 1995 and may never achieve profitability in the future; or that the Company has restated certain financial results. Additional information on these and other risk factors that could affect the Company’s financial results is included in the Company’s Annual Report on Form 10-K, Forms 10-Q, Forms 8-K and other documents filed with the Securities and Exchange Commission.

NETMANAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(In thousands)
(Unaudited)

	September 30,	December 31,
	2002	2001

		(As restated)
Cash, cash equivalents and short-term investments	28,569	$33,558
Accounts receivable, net	6,912	17,801
Prepaid expenses and other current assets	3,387	3,487

Total current assets	38,868	54,846
Property and equipment, net	2,390	3,883
Goodwill, net	6,701	6,701
Other intangibles, net	5,153	7,530
Other assets	1,548	3,133

	$54,660	$76,093

Current liabilities	$30,768	$36,719
Long-term liabilities	160	286
Stockholders’ equity	23,732	39,088

	$54,660	$76,093

NETMANAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30		Nine months ended September 30

	2002	2001	2002	2001

		(As restated)		(As restated)
Net revenues:
License fees	$5,477	$7,873	$23,588	$28,681
Services	8,616	9,795	25,777	31,045

Total net revenues	14,093	17,668	49,365	59,726
Cost of revenues:
License fees	379	791	1,761	2,598
Services	1,561	1,948	4,877	6,211

Cost of revenues	1,940	2,739	6,638	8,809

Gross margin	12,153	14,929	42,727	50,917

Operating expenses:
Research and development	3,130	3,817	10,319	14,317
Sales and marketing	8,448	9,713	28,234	34,850
General and administrative	3,729	2,065	8,699	8,747
Restructuring charge	4,614	—	4,614	—
Amortization of intangible assets	793	1,445	2,378	4,333

Total operating expenses	20,714	17,040	54,244	62,247

Loss from operations	(8,561)	(2,111)	(11,517)	(11,330)
Loss on investments	(2,534)	—	(2,534)	(1,824)
Interest income and other, net	69	237	272	2,082
Foreign currency transaction losses	(79)	(231)	(1,387)	(429)

Loss before provision for income taxes	(11,105)	(2,105)	(15,166)	(11,501)
Provision (benefit) for income taxes	160	132	361	719

Net loss	$(11,265)	$(2,237)	$(15,527)	$(12,220)
Net loss per share:
Basic and diluted	$(1.27)	$(0.24)	$(1.73)	$(1.31)
Weighted average common shares and equivalents:
Basic and diluted	8,878	9,281	8,980	9,317